UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Renewal of Banking Facilities

     On February 25, 2005, Bank of America approved an extension of its uncommitted letter of credit facility with The Talbots, Inc. to February 24, 2006. The facility provides for Commercial Letters of Credit with maximum available borrowing of $100,000,000 and Standby Letters of Credit with maximum available borrowing of $5,000,000.

     On February 25, 2005, Bank of America approved an extension of its uncommitted lines of credit agreement with The Talbots, Inc. to February 24, 2006. The agreement provides an uncommitted line of credit with maximum available borrowing of $5,000,000 and an uncommitted line of credit for foreign exchange transactions with maximum available borrowing of $5,000,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

c.	Exhibits.

99.1	Uncommitted Letter of Credit Facility Letter dated February 25, 2005 between The Talbots, Inc. and Bank of America.
99.2	Uncommitted Lines of Credit Letter dated February 25, 2005 between The Talbots, Inc. and Bank of America.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Date	March 3, 2005	By: /s/ Carol Stone

Name: Carol Stone
Title: Vice President, Corporate Controller